Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2022, relating to the financial statements of Oaktree Acquisition Corp. II, included in the prospectus, dated May 10, 2022, which is incorporated herein by reference. We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 15, 2022